Exhibit 10.2

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

Garry K. McGuire (“Employee”) and RMG Networks Holding Corporation (“RMG”), SCG Financial Merger I Corp. (“RMG Networks”) and each of RMG Networks’s subsidiaries (the “Subsidiaries,” and together with RMG and RMG Networks, collectively, the “Company”), because they wish to settle and resolve all issues arising out of Employee’s employment with and resignation from the Company without any disputes or proceedings, and on the terms described below, have entered into this Confidential Separation Agreement and General Release ("Agreement").

1.

Separation Date.  Employee’s last day of employment with Company shall be July 31, 2014 (the “Separation Date”). Employee shall cease being the Chief Executive Officer and a member of the Board of Directors of (i) RMG, (ii) RMG Networks and (ii) any of the Subsidiaries on July 22, 2014, and Company shall, in its sole discretion, direct Employee’s duties for position transition in any reasonable manner.  In any event, Employee will be compensated at his current base salary rate through the Separation Date.

2.

Benefits.  Employee’s group health coverage with Company will continue through the last day of the month in which the Separation Date occurs.  Employee shall be entitled to Employee’s rights, if any, to any vested benefits Employee may have under any employee benefit program or plan of Company.  Pursuant to COBRA, on the first day of the month immediately following the month in which the Separation Date occurs, Employee may be eligible to elect continued coverage of Employee’s group health benefits at Employee’s own expense.  Company’s COBRA administrator will provide Employee with appropriate forms and information so that Employee may elect such continued coverage.

3.

Compensation.  In consideration for Employee’s releases, promises, and representations in this Agreement, Company agrees that if Employee signs this Agreement in accordance with the terms of and within the time frame set forth in section 12 below, then upon expiration of the revocation period described in section 12 with no revocation by Employee (the “Effective Date”), Company will provide Employee with a lump sum payment equal to $428,125.

The Company shall also electronically transfer to a named brokerage account 100,000 shares of Company common stock to Employee pursuant to his Stock Bonus Incentive Award under the SCG Financial Acquisition Corp. 2013 Equity Incentive Plan.

Employee shall be paid $21,875 in earned and unpaid vacation.

Any reference inquiries shall be directed to the Senior Vice President, People and Culture, or the Executive Chairman of the Company, who shall confirm employment, that Employee resigned because he chose not to relocate from San Francisco, California, and that his service with Company was favorable and that he led the Company through a successful IPO.

Employee acknowledges that the above payments and stock issuances are among other things consideration for Employee’s release of any Claims under the Age Discrimination in Employment Act as provided in Section 5.

Employee acknowledges and agrees that all payments and stock issuances made are “wages” for purposes of FICA, FUTA and income tax withholding and such taxes will be withheld from the cash payments made pursuant to this Section 3.

The Employee agrees to provide assistance to the Company upon reasonable request, and to cooperate with the Company and its subsidiaries or affiliates in any internal investigation or administrative, regulatory or judicial proceeding as reasonably requested by the Company (including, without limitation, the Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process, volunteering to the Company all pertinent information and turning over to the Company all relevant documents, which are or may come into the Employee’s possession, all at times and on schedules that are reasonably consistent with the Employee’s other permitted activities and commitments).  In the event the Company requires the Employee’s cooperation in accordance with this paragraph, the Company shall reimburse the Employee for reasonable out-of-pocket expenses incurred in connection therewith (including travel, lodging and meals, subject to the Company’s requirements with respect to reporting and documentation of such expenses).

4.

Released Parties.  As used in this Agreement, "Released Parties" shall mean and include the Company and any and all of its divisions and business units and affiliates, and all of its past and present officers, directors, managers, members, partners, shareholders, agents, employees, officials, employee benefit plans (and their sponsors, fiduciaries and administrators), insurers, and attorneys.

5.

Employee Release and Agreement Not to Sue.  In return for the consideration from Company described in section 3 above, Employee, on behalf of Employee and Employee’s agents, representatives, attorneys, assigns, heirs, executors, and administrators, fully releases each of the Released Parties from, and agrees not to bring any suit, action, or proceeding against any of the Released Parties regarding, any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys' fees, and remedies of any type (collectively, “Claims”), directly or indirectly regarding any act or failure to act that occurred up to and including the date on which Employee signs this Agreement, including, without limitation, all Claims arising or that arose or may have arisen out of or in connection with Employee’s employment or separation of employment with Company, and including but not limited to:

(a)

any and all Claims for violation of any federal, state, or local statute, law, or ordinance, including but not limited to the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866 (42 U.S.C. §1981), the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the Worker Adjustment and Retraining Notification Act, the California Commission on Human Rights Act, the California Labor Code, and any other similar state or local laws;

(b)

any and all Claims for wrongful or retaliatory discharge of employment, termination in violation of public policy, discrimination, retaliation, breach of contract (both express and implied), breach of a covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, negligent or intentional misrepresentation or fraud, negligent or intentional interference with contract or prospective economic advantage, defamation, negligence, personal injury, invasion of privacy, or any other contract or tort claim;

(c)

any and all Claims arising out of any constitutional provisions, laws, ordinances, executive orders, or regulations relating to employment, termination of employment, discrimination or retaliation in employment, wages, commissions, bonuses, compensation, or employee benefits; and

(d)

any and all Claims for attorneys’ fees and costs;

provided, however, that Employee is not releasing Employee’s rights (1) to any unemployment compensation benefits for which Employee may be eligible as a result of Employee’s separation of employment from Company, (2) to any salary, vacation or termination compensation which Employee may be entitled through the Separation Date, (3) to any vested benefits to which Employee may have a right under any employee benefit program or plan of Company, or (4) under this Agreement.  Employee affirms that as of the time Employee signed this Agreement, no Claim covered by this section 5 was pending against any of the Released Parties.  The Employee further acknowledges that he is aware that statutes exist that render null and void releases and discharges of any claims, rights, demands, liabilities, action and causes of action which are unknown to the releasing or discharging party at the time of execution of the release and discharge.  The Employee hereby expressly waives, surrenders and agrees to forego any protection to which he would otherwise be entitled by virtue of the existence of any such statute in any jurisdiction including, but not limited to, the State of California.

6.

Company Release.  The Company does hereby fully, forever, irrevocably, and unconditionally release and discharge Employee, his agents, advisors, attorneys and family members from any and all claims, demands, liabilities, judgments, damages, expenses or causes of action of any kind or nature whatsoever which the Company may now or hereafter have or assert, whether now known or unknown, directly or indirectly regarding any act or failure to act that occurred up to and including the effective date of this Agreement, provided that this release shall not release and extend to claims relating to: (i) acts of Employee outside the scope of his duties as set forth in the Executive Employment Agreement between the Company and Employee dated April 12, 2013 (the “Employment Agreement”); (ii) acts of Employee that could give rise to his personal liability under employment laws; (iii) acts of Employee that result in his criminal conviction, plea bargain or no contest plea; (iv) acts of Employee that result in a finding of fraudulent conduct by him, in a civil proceeding; and (v) obligations, covenants and agreements contained in this Agreement.

7.

No Disparagement or Encouragement.  Unless Employee must do so to comply with a lawful subpoena or other legal obligation, Employee will not (a) make any oral or written statement to any person (including, without limitation, any employee, client, customer, supplier, or vendor of Company) that disparages Company or any of its past or present officers, employees, products, or services, (b) encourage any person to file a Claim against any of the Released Parties, or (c) assist any person who has filed a Claim against any of the Released Parties.  If Employee receives any subpoena or becomes subject to any legal obligation that might require Employee to engage in the conduct described in this section 7, Employee will provide prompt written notice of that fact to Company’s Senior Vice President, People and Culture, enclosing a copy of the subpoena and any other documents describing the legal obligation.

Company agrees that neither it nor any authorized person acting on its behalf will make any knowingly derogatory or disparaging statement about Employee to any member of the press or media, or to any other persons about Employee.

For purposes of this section, a disparaging statement is any communication, oral or written, which would cause or  tend to cause the recipient of the communication to question the business condition, integrity, competence, fairness or good character of the person to whom or entity to which the communication relates.

8.

Confidential Information; Return of Company Property.

(a)

Employee understands and acknowledges that Employee remains bound by the relevant terms of the non-competition and confidentiality provisions of the Employment Agreement, provided, however, the parties agree to modify the Employee’s non-compete obligations by allowing Employee to accept employment with any competitor other than Scala, Inc. and Four Winds Interactive, LLC, as long as in connection with such employment Employee does not, either directly or indirectly, violate the Sections 9(b)(i)(A), 9(b)(ii) and 9(b)(iii) of the non-solicitation provisions of the Employment Agreement.

(b)

Employee acknowledges that Employee’s duties while employed by Company exposed Employee to data and information concerning the business of Company, their suppliers, and their customers, including but not limited to information relative to their sales and marketing methods, creative needs, strategies, and designs, customer buying patterns, needs and inventory levels, supplier identities and other confidential matters (collectively, the “Confidential Information”).  Employee acknowledges that the Confidential Information is vital, sensitive, confidential and proprietary to Company, and/or their customers and suppliers.  Employee understands and acknowledges that each and every component of the Confidential Information (1) has been developed by Company, their customers, and/or its suppliers at significant effort and expense and is sufficiently secret to derive economic value from not being generally known to other persons, (2) constitutes a protectible business interest of Company, and (3) is owned by Company, its customers, and/or their suppliers.

(c)

Employee will hold all Confidential Information in the strictest confidence and will not directly or indirectly utilize, disclose, or make available to any other person or entity, any of the Confidential Information.  Employee’s obligations under this subparagraph 8(c) as to any particular Confidential Information will terminate only at such time (if any) as that Confidential Information becomes generally known to the public other than through a breach of Employee’s obligations under this Agreement.

(d)

By signing this Agreement, Employee affirms having returned to Company all of Company’s property that is in Employee’s possession, custody or control, including, without limitation, (a) all keys, access cards, credit cards, computer hardware (including but not limited to all hard drives, diskettes, compact disks, DVDs, electronic storage devices, laptop computers, and personal data assistants, and the contents of all such hardware, as well as any passwords or codes or instructions needed to operate any such hardware), computer software and programs, data, materials, papers, books, files, documents, records, policies, client and customer information and lists, marketing information, design information, specifications and plans, data base information and lists, mailing lists, notes, and any other property or information that Executive has or had relating to Company (whether those materials are in paper or computer-stored form), and (b) all documents and other property containing, summarizing, or describing any Confidential Information, including all originals and copies.  Employee affirms that Employee has not retained any such property or information in any form, and will not give copies of such property or information or disclose their contents to any other person.

9.

Confidentiality of Agreement Information.  Except as may be specifically required by law or to enforce this Agreement, Employee will not disclose or communicate any term of this Agreement or any of the discussions or negotiations between Company and Employee about this Agreement (collectively, the “Agreement Information”) to anyone other than an “Authorized Party,” defined to mean (a) Employee’s spouse, (b) Employee’s attorney, or (c) Employee’s accountant or financial advisor to the limited extent to allow that person to review or audit Employee’s financial records or prepare his tax returns.  Before Employee discloses any Agreement Information to an Authorized Party, Employee will inform the Authorized Party that all Agreement Information is confidential and obtain the Authorized Party’s agreement to maintain the confidentiality of all Agreement Information.  Employee agrees that Company may hold Employee liable for violating this section 9 if any Authorized Party to whom Employee has disclosed any Agreement Information discloses any such information to any person or entity other than Employee or an Authorized Party.  Employee represents and warrants that Employee and all Authorized Parties have fully complied with this section 9 through the date on which Employee signed this Agreement.  If Employee learns that he or any Authorized Party has become subject to any legal requirement that may require Employee or any Authorized Party to disclose any Agreement Information in violation of this section 9, Employee will, unless legally prohibited from doing so, provide notice of that fact to Company’s Senior Vice President, People and Culture, as soon as possible but in any event no less than five (5) business days before Employee or the Authorized Party would have to make the disclosure. Employee shall enclose with such notice any documents describing the legal requirement, as well as a description of the reason for, and the scope, nature, and timing of, any such legally required disclosure.

10.

No Admission.  This Agreement is not an admission by any of the Released Parties, and Company specifically denies, that any action that any of the Released Parties have taken or failed to take was wrongful, unlawful, in violation of any local, state, or federal constitution, law, statute, or regulation, or susceptible of inflicting any damages or injury on Employee.

11.

Agreement Not Evidence.  This Agreement, its execution, and its implementation may not be used as evidence, and shall not be admissible, in any proceeding except one that either party brings claiming that this Agreement has been violated.

12.

Right to Review and Revoke Agreement.  Employee understands that he has the opportunity to take until the Separation Date to review this Agreement or have the Agreement reviewed by counsel for Employee before signing it.  Revisions to this Agreement shall not extend the review period.  To be effective, this Agreement must be signed as of the Separation Date.  Employee has the right to revoke this Agreement within seven days after the Separation Date.  To do so, Employee must sign a written notice of Employee’s decision to revoke, addressed to Kevin T. Crow, Senior Vice President, People and Culture, RMG Networks, 15301 Dallas Parkway, Suite 500, Addison, Texas, 75001, and that notice must be received at that address no later than 12:00 noon Central Time on the eighth day after the Separation Date.  If Employee exercises Employee’s right to revoke this Agreement, Employee will have no right to receive any of the consideration from Company described in this Agreement, but shall remain bound by those parts of the Employment Agreement that apply to Employee after the Separation Date.

13.

Arbitration.  Should any claim or controversy arise out of or relating to this Agreement, or Employee’s separation from the Company, the parties specifically stipulate and agree to submit any such dispute to final and binding arbitration conducted under the Employment Dispute Resolution Rules, then if effect, of Judicial Arbitration & Mediation Services, Inc. (“JAMS”), with the arbitration to take place in New York, NY.  This Agreement shall be exclusively governed by, construed, and enforced in accordance with, and subject to, the laws of the State of Delaware or federal law, where applicable.  The decision of the arbitrators shall be final and may be entered in any court, state or federal, having jurisdiction.  With an adequate opportunity to consult with legal counsel and to the extent allowed by law, Employee has knowingly and voluntarily waived any right to trial by jury of any dispute pertaining to or relating to this Agreement, Employee’s employment with or separation from the Company.  Notwithstanding the foregoing provisions, if Employee breaches any of the non-disclosure or non-solicitation provisions of this Agreement or the Employment Agreement, the Company shall have the right to seek immediate injunctive relief in court in the form of a temporary, preliminary or permanent injunction, enjoining Employee from such further breach of those provisions of this Agreement or the Employment Agreement, such action shall be brought and pursued solely in the state courts in Manhattan County, NY, or in the federal court in New York, NY.  Each party freely consents to the personal jurisdiction and venue of those courts, and waives its right to challenge such personal jurisdiction or to argue that venue in any such court is inappropriate or inconvenient.  Additionally, the Company shall have the right to immediately cease payments of any consideration provided for in Section 3.

14.

Miscellaneous.

(a)

The section headings in this Agreement shall not affect its meaning.

(b)

Each party agrees and acknowledges that in entering into this Agreement, it has not relied upon, and is not relying upon, any statement, representation, communication, or promise that is not expressly set forth in this Agreement.

(c)

This Agreement shall be governed by the laws of the State of Delaware, without giving effect to any principles regarding conflicts of laws.  This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against Employee or Company.

(d)

Any notice required or permitted under this Agreement must be in writing to be effective, and shall be considered to have been properly given the same day that is personally delivered to the other party or one business day after it is deposited with a nationally known, reputable private delivery service for delivery the earliest possible next business day, in either case addressed as follows:

(1)

if to Employee, to the last known address on file for Employee in Company’s records; and

(2)

if to Company, to Kevin T. Crow, Senior Vice President, People and Culture, RMG Networks, 15301 Dallas Parkway, Suite 500, Addison, Texas, 75001;

or to such other address as either party has furnished to the other in writing in accordance herewith.  Notice shall be considered effective when actually received at the addressee’s address described above.

(e)

Either party’s failure to insist upon strict compliance with any part of this Agreement, or its failure to assert any right it may have hereunder, will not be considered a waiver of that or any other part of or right under this Agreement.

(f)

This Agreement shall be binding upon the parties’ respective successors, heirs, assigns, administrators, executors, and legal representatives.

(g)

If a court of competent jurisdiction holds that any part of this Agreement is void, invalid, or unenforceable, such part shall be considered severed from the rest of this Agreement and all other parts of this Agreement shall remain fully enforceable.

15.

Knowing and Voluntary Waiver.  Employee acknowledges that:

(a)

Employee understands and agrees that this Agreement extends to every claim, known or unknown, suspected or unsuspected, past or present, and, after having the opportunity to consult with an attorney, expressly waives all rights under Section 1542 of the California Civil Code which reads as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor;

(b)

Employee has carefully read this Agreement and fully understands its meaning;

(c)

Employee had at least 21 days after receiving this Agreement to review it before signing below;

(d)

Employee is hereby advised to review this Agreement with an attorney chosen by Employee before signing it;

(e)

Employee has full knowledge of the significance and effect of this Agreement, and is entering into it knowingly, voluntarily, and without any coercion or duress; and

(f)

the only consideration Employee is receiving for signing this Agreement is described herein, and no other promises or representations have been made to cause Employee to sign this Agreement.

This Agreement contains a binding arbitration provision in Section 13.

Garry K. McGuire		Company

/s/ Garry K. McGuire		By:	/s/ Gregory H. Sachs

		Title:	Executive Chairman

Dated:	7-23-14	Dated:	7-23-14